    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      PARK PLACE ENTERTAINMENT CORPORATION

             (Exact name of Registrant as specified in its charter)

             DELAWARE                                    88-0400631
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                   Identification Number)

                           3930 HOWARD HUGHES PARKWAY
                            LAS VEGAS, NEVADA 89109
                                 (702) 699-5000

  (Address, including ZIP Code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                       ----------------------------------

                                CLIVE S. CUMMIS
        EXECUTIVE VICE PRESIDENT--LAW & CORPORATE AFFAIRS AND SECRETARY
                      PARK PLACE ENTERTAINMENT CORPORATION
                           3930 HOWARD HUGHES PARKWAY
                            LAS VEGAS, NEVADA 89109
                                 (702) 699-5000

 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                            CYNTHIA A. ROTELL, ESQ.
                                Latham & Watkins
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071
                                 (213) 485-1234
                       ----------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS
                         DETERMINED BY THE REGISTRANT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                       AMOUNT TO         AGGREGATE            AMOUNT OF
                SECURITIES TO BE REGISTERED                   BE REGISTERED   OFFERING PRICE(1)   REGISTRATION FEE(2)
Debt Securities, Preferred Stock, $.01 par value, Depositary
  Shares, Common Stock, $.01 par value, and Warrants(3).....  $1,000,000,000    $1,000,000,000          $278,000
Series A Junior Participating Preferred Stock Purchase
  Rights ("Rights") (4).....................................        --                --                   --

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(2) Amount calculated pursuant to Section 6(b) under the Securities Act.

(3) This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(4) The Rights are initially carried and traded with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 $1,000,000,000

                      PARK PLACE ENTERTAINMENT CORPORATION

                       DEBT SECURITIES, PREFERRED STOCK,
                  DEPOSITARY SHARES, COMMON STOCK AND WARRANTS
                             ---------------------

    We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate initial offering price of up to $1,000,000,000:

    - debt securities, which may consist of debentures, notes or other types of debt;

    - shares of preferred stock, $.01 par value per share;

    - shares of preferred stock represented by depositary shares;

    - shares of common stock, $.01 par value per share; and

    - warrants to purchase debt securities, preferred stock, depositary shares or common stock.

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE MISSISSIPPI GAMING COMMISSION, THE NEW JERSEY CASINO CONTROL COMMISSION NOR THE LOUISIANA GAMING CONTROL BOARD HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND IS A CRIMINAL OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS              , 1999

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1

Where You Can Find More Information.........................    1

Incorporation Of Certain Documents By Reference.............    1

Disclosure Regarding Forward-Looking Statements.............    2

The Company.................................................    2

Use Of Proceeds.............................................    3

Ratio Of Earnings To Fixed Charges..........................    3

Description Of Debt Securities..............................    3

Description Of Capital Stock................................   12

Common Stock................................................   12

Preferred Stock.............................................   13

Description Of Depositary Shares............................   15

Description Of Warrants.....................................   18

Plan Of Distribution........................................   20

Legal Matters...............................................   21

Experts.....................................................   21

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

    When we refer to "we," "our" and "us" in this prospectus, we mean Park Place Entertainment Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries. When we refer to "you" or "yours," we mean the holders of the applicable series of securities.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities and Exchange Act of 1934, and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0300 for further information on the public reference rooms. You may also access filed documents at the Commission's web site at http://www.sec.gov. In addition, you may inspect reports and other information we file at the office of the New York Stock Exchange ("NYSE") at 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge and obtain copies from the Commission at prescribed rates at the locations set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

    - Amendment No. 1 to the Company's Registration Statement on Form 10 filed with the Commission on December 18, 1998;

    - Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

    - Current Reports on Form 8-K filed with the Commission on November 25, 1998, December 16, 1998 and January 8, 1999;

    - The description of the Company's Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A filed with the Commission on December 30, 1998; and

    - all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of the offering.

    You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

                               Investor Relations
                      Park Place Entertainment Corporation
                           3930 Howard Hughes Parkway
                            Las Vegas, Nevada 89109
                                 (702) 699-5000

    You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, including the documents that we incorporate by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" and similar words or phrases. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our subsidiaries, including, among other things, factors discussed in our filings with the Commission and the following:

    - the effect of economic, credit and capital market conditions in general and on gaming companies in particular;

    - our construction and development activities;

    - our ability to successfully integrate our operations with Grand Casinos, Inc.;

    - the impact of competition, particularly from other gaming and hotel/gaming operations;

    - changes in laws or regulations, third party relations and approvals and decisions of courts, regulators and governmental bodies; and

    - changes in customer demand.

    Consequently, actual events and results may vary significantly from those included in or contemplated or implied by such statements.

                                  THE COMPANY

    We are the world's largest gaming company, as measured by casino square footage and revenues, and the only casino gaming company with a leading presence in Nevada, New Jersey and Mississippi--the three largest gaming markets in the United States.

    We were formed to succeed to the gaming business of Hilton Hotels Corporation ("Hilton"). On December 31, 1998, Hilton distributed all of our common stock to Hilton's stockholders and we became a publicly traded corporation. Following the Hilton Distribution, we acquired the Mississippi gaming operations of Grand Casinos, Inc. by means of a merger of our wholly-owned subsidiary into Grand with Grand surviving the merger. Immediately prior to the merger, Grand separated its Mississippi gaming business from its non-Mississippi business (comprised primarily of the management of Indian-owned casinos and certain other assets and liabilities) through the distribution of all of the common stock of Lakes Gaming, Inc. to the shareholders of Grand.

    Our principal executive offices are located at 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, and our telephone number is (702) 699-5000.

                                USE OF PROCEEDS

    We intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying, redeeming or repurchasing existing debt, and for working capital, capital expenditures and other acquisitions. We may invest funds not required immediately for such purposes in short-term investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Our ratios of earnings to fixed charges are as follows for the periods indicated:

                                                                NINE MONTHS
                                                              ENDED SEPTEMBER
                                                                    30,               FISCAL YEARS ENDED DECEMBER 31,
                                                              ----------------  -------------------------------------------
                                                               1998     1997     1997     1996     1995     1994     1993
                                                              -------  -------  -------  -------  -------  -------  -------
Ratio of earnings to fixed charges..........................      3.4x     3.8x     2.4x     2.1x     4.0x     3.8x     4.1x

    We have computed the ratio of earnings to fixed charges by dividing income before income taxes and minority interests plus fixed charges (excluding capitalized interest) by fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

    This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

    We may offer under this prospectus up to $1,000,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $1,000,000,000.

    The debt securities will be issued under an indenture between us and a trustee chosen by us. We have summarized select portions of the indenture below. The summary does not restate the indenture in its entirety. The form of the indenture, which is subject to such amendments or supplements as may be adopted from time to time, has been filed as an exhibit to the registration statement and we urge you to read the indenture because it, and not this description, defines your rights as holders of debt securities issued under the indenture. Capitalized terms used in the summary have the meaning specified in the indenture.

GENERAL

    The debt securities will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by a Board Resolution or in a supplemental indenture. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

    There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed by us and we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus, any action taken by the trustee may be taken by the trustee only with respect to the series of debt securities for which it is the trustee.

    We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

    - the title of the debt securities;

    - any limit on the aggregate principal amount of the debt securities;

    - the price (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

    - whether we will issue the debt securities at a discount and the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the securities or upon redemption, if other than the principal amount, and the rate at which the original issue discount will accrue;

    - the date on which we will pay the principal on the debt securities;

    - the rate (which may be fixed or variable) or the method used to determine the rate (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

    - the place where we will pay (or the method of payment of) principal, premium and interest on the debt securities, and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

    - any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

    - our right to redeem the debt securities and the date on which and the price at which and the terms and conditions upon which we may redeem the debt securities;

    - the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any integral multiple thereof;

    - provisions, if any, for the defeasance or discharge of our obligations with respect to the debt securities;

    - whether we will issue the debt securities in registered or bearer form;

    - the currency in which we will pay principal, premium and interest on the debt securities;

    - if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on these payments;

    - the manner in which we will determine the amounts of payment of principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

    - any addition to, or change or deletion of, any events of default or covenants in the indenture;

    - a discussion of any material and/or special United States Federal income tax considerations applicable to the debt securities;

    - any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities other than those originally appointed;

    - whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

    - any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion;

    - any subordination provisions relating to the debt securities;

    - any listing of the debt securities on a securities exchange;

    - any provisions relating to any security provided for the debt securities; and

    - any other terms of the debt securities that will not be inconsistent with the indenture.

    We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States Federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will set forth in a prospectus supplement the United States Federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also set forth in a prospectus supplement the special United States Federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

DENOMINATIONS, REGISTRATION, TRANSFER AND EXCHANGE

    Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and integral multiples thereof, and will be payable only in U.S. dollars.

    We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the prospectus supplement.

    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

    You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

    We are not required to:

    - register, transfer or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of debt securities of the series selected for redemption and ending at the close of business on the day of the transmission, or

    - to register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

COVENANTS

    We will set forth in the applicable prospectus supplement any restrictive covenants applicable to an issue of debt securities.

CONSOLIDATION, MERGER OR SALE OF ASSETS

    We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety (computed on a consolidated basis) to another corporation, person or entity unless:

    - in the case of a consolidation or merger, (a) we are the surviving corporation, or (b) the successor or transferree is an entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

    - immediately after giving effect to the transaction, no event of default exists.

EVENTS OF DEFAULT

    Each of the following is an Event of Default with respect to a series of debt securities:

    - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

    - default in the payment of principal of or premium on any debt security of that series when due and payable;

    - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

    - default in the performance or breach by us of any other covenant or warranty in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

    - the acceleration of the maturity date of any of our indebtedness, other than Non-recourse Indebtedness (as defined below), at any one time, in an amount exceeding the greater of (1) $25 million and (2) 5% of Consolidated Net Tangible Assets (as defined below), if the acceleration is not annulled within 30 days thereafter;

    - certain events of bankruptcy, insolvency or reorganization; and

    - any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

    "Non-recourse Indebtedness" means indebtedness the terms of which provide that the lender's claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness.

    "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of the Company and its subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of the Company and its subsidiaries (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles.

    If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if:

    - the holders act before the trustee has obtained a judgment or decree for payment of the money due;

    - we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

    - we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default.

    The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

    No holder of any debt security of any series will have any right to institute any judicial or other proceeding with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

    - that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

    - the holders of at least a 25% in principal amount of outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

    Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

    Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

MODIFICATION AND WAIVER

    We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

    - to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

    - to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

    - to add any Events of Default;

    - to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of debt securities or coupons in any material respect;

    - to change or eliminate any provision of the indenture, provided that the change or elimination will become effective only when there is no outstanding debt security issued under the indenture or coupon of any series created prior to the modification which is entitled to the benefit of the provision and as to which the modification would apply;

    - to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

    - to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

    - to establish the form or terms of debt securities and coupons as permitted by the indenture;

    - to evidence and provide for a successor or other trustee with respect to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee; or

    - to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act or to make any other provisions which will not be inconsistent with any provision of the indenture; provided such other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect.

    We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments; PROVIDED, HOWEVER, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected thereby:

    - change the stated maturity of any debt security or coupon;

    - reduce the principal amount of any payment to be made on any debt security or coupon;

    - reduce the rate of interest (or extend the time for payment of interest) or premium payable upon redemption of any debt security;

    - change the coin or currency in which any debt security or any premium or interest is payable;

    - reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity;

    - impair the right to institute suit for the enforcement of any payment on or after the due date thereof;

    - alter any redemption provisions in a manner adverse to the holders of the debt securities;

    - reduce the percentage in principal amount of the outstanding debt securities;

    - adversely affect the right of any holder to convert any debt security;

    - modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

    - modify any provision described in the applicable prospectus supplement as requiring the consent of each affected holder of debt securities.

    A modification which changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or which modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of debt securities and coupons of any other series.

    The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

    - a continuing default in the payment of interest on, premium or the principal amount of any debt security held by a nonconsenting holder; or

    - a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

    LEGAL DEFEASANCE. We may be discharged from any and all obligations in respect of the debt securities of any series except for certain obligations:

    - to pay additional amounts, if any, upon the occurrence of certain tax, assessment or government charge events with respect to payments on the debt securities;

    - to register the transfer or exchange of debt securities of the series;

    - to replace stolen, lost or mutilated debt securities of the series;

    - to maintain paying agencies; and

    - to hold money in payment for trust.

    We will be discharged upon our deposit with the trustee, in trust, of money and/or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments.

    We may be discharged only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling (the "IRS Ruling") or, since the date of execution of the indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, the holders of the debt securities of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a Default or Event of Default with respect to the debt securities. The conditions include, among others:

    - depositing with the trustee money and/or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the date those payments are due; and

    - delivering to the trustee an IRS Ruling or an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit and related covenant defeasance.

LIMITED LIABILITY OF CERTAIN PERSONS

    No stockholder, incorporator, employee officer or director, as such, past, present or future of our company or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee officer or director.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

    Each holder, by accepting the debt securities, will be deemed to have agreed to apply for a license, qualification or a finding of suitability within the required time period if required to do so under the applicable gaming laws of the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming. If the holder fails to apply or become licensed or qualified or is found unsuitable, we have the right, at our option to:

    - require that person to dispose of their debt securities or beneficial interest within 30 days of receipt of notice of our election or such earlier date as may be requested by the gaming authority; or

    - redeem those debt securities at a redemption price equal to the lesser of
      (i) that person's cost or (ii) 100% of their principal amount, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability.

    We will notify the trustee in writing of any such redemption as soon as practicable. We will not be responsible for any costs or expenses any holder may incur in connection with its application for a license, qualification or a finding of suitability.

CONVERSION RIGHTS

    We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

    - whether the debt securities are convertible into common stock or preferred stock;

    - the conversion price (or manner of calculation);

    - the conversion period;

    - provisions regarding whether conversion will be at our option or the option of the holders;

    - the events requiring an adjustment of the conversion price; and

    - provisions affecting conversion in the event of the redemption of the debt securities.

PAYMENT AND PAYING AGENTS

    The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

    If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

    - holders may present or surrender for payment debt securities of that series;

    - holders may surrender debt securities of that series for registration of transfer or exchange; and

    - we may be served with notices and demands regarding the debt securities of that series.

    If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

    - in the Borough of Manhattan, the City and State of New York, an office or agency where holders may present or surrender for payment any registered securities of that series, where holders may surrender for registration or transfer any registered securities of that series, where holders may surrender debt securities of that series for exchange or redemption, where we may be served with notices and demands regarding the debt securities of that series and where holders may present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph (and not otherwise);

    - subject to any applicable laws or registration, in a place of payment for that series which is located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; PROVIDED, HOWEVER, that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, so long as the debt securities of that series are listed on that exchange; and

    - subject to any applicable laws or regulations, in a place of payment for that series located outside the United States, an office or agency where holders may surrender any registered securities of that series for registration of transfer, where holders may surrender for exchange or redemption debt securities of that series and where we may receive notices and demands regarding the debt securities of that series.

    We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of such offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve such presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee (or in the case of bearer securities, we may appoint such other agent as may be specified in the applicable prospectus supplement) as our agent to receive the foregoing presentations, surrenders, notices and demands.

    We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; PROVIDED, HOWEVER, that, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate"). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities set forth in this prospectus. A prospectus supplement may change any of the terms of the securities described in this prospectus.

    Pursuant to our Amended and Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. At January 1, 1999, we had outstanding approximately 303,000,000 shares of common stock and no shares of preferred stock.

COMMON STOCK

    Subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock, each holder of common stock is entitled to one vote per share on all matters voted upon by the stockholders. Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by the board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

    DELAWARE GENERAL CORPORATION LAW SECTION 203

    As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), which restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if:

    - prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

    - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

    - on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

PREFERRED STOCK

    Under the Amended and Restated Certificate, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Amended and Restated Certificate to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

    - the number of shares constituting each class or series;

    - voting rights;

    - rights and terms of redemption (including sinking fund provisions);

    - dividend rights and rates;

    - dissolution;

    - terms concerning the distribution of assets;

    - conversion or exchange terms;

    - redemption prices; and

    - liquidation preferences.

    All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

    We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

    - The title and stated value of the preferred stock;

    - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

    - The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

    - Whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

    - The procedures for any auction and remarketing, if any, for the preferred stock;

    - The provisions for a sinking fund, if any, for the preferred stock;

    - The provision for redemption, if applicable, of the preferred stock;

    - Any listing of the preferred stock on any securities exchange;

    - The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

    - Voting rights, if any, of the preferred stock;

    - Whether interests in the preferred stock will be represented by depositary shares;

    - A discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

    - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

    - Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

    - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

RANK

    Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

    - senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

    - on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

    - junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term "equity securities" does not include convertible debt securities.

PREFERRED STOCK PURCHASE RIGHTS

    On December 29, 1998, our Board of Directors adopted a Preferred Share Purchase Rights Plan ("Rights Plan") and declared a dividend distribution of one Right on each outstanding share of our common stock and one Right on each share of common stock issued between such date and the earliest of the Distribution Date and the Expiration Date (as these terms are defined in the Rights Plan). Stockholders may transfer the Rights with the common stock only until they become exercisable.

    Generally, the Rights become exercisable only if a person or group (other than Exempt Persons, as defined below) acquires 15% or more of the then outstanding shares of common stock or announces a tender offer which would result in ownership by a person or group of 15% or more of the then outstanding shares of common stock. Each Right entitles stockholders to buy one one-hundredth of a share of a new series of junior participating preferred stock at an exercise price of $40.

    If we are acquired in a merger or other business combination transaction, each Right entitles its holder to purchase, at the Right's then current price, a number of the acquiring company's common shares having a then current market value of twice the Right's exercise price.

    Following the acquisition by a person or group of beneficial ownership of 15% or more of our common stock (other than Exempt Persons) and prior to an acquisition of 50% or more of our common stock, our board of directors may exchange the Rights (other than Rights owned by the person or group), in whole or in part, at an exchange ratio described in the Rights Plan.

    Prior to the acquisition by a person or group of beneficial ownership of 15% or more of our common stock, the Rights are redeemable for $.001 per Right at the option of the board of directors.

    "Exempt Person" means:

    - us or any of our subsidiaries;

    - any of our or our subsidiaries' employee benefit plans;

    - any entity or trustee holding shares of our capital stock for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for our or our subsidiaries' employees; or

    - Barron Hilton or the Conrad N. Hilton Fund.

REGISTRAR AND TRANSFER AGENT

    ChaseMellon Shareholder Services LLC is the registrar and transfer agent for the common stock.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

    We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement (each a "deposit agreement") with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

    Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries of certain anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail we refer you to the deposit agreement itself, which we will file as an exhibit to the registration statement.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

    In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

    No distribution will be made in respect of any depositary share that represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

    Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless we have previously called for redemption or converted into other securities the related depositary shares), the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares.

REDEMPTION OF DEPOSITARY SHARES

    Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

    From and after the date fixed for redemption:

    - all dividends in respect of the shares of preferred stock called for redemption will cease to accrue;

    - the depositary shares called for redemption will no longer be deemed to be outstanding; and

    - all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

    In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

    The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred stock represented by the depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock. We have agreed that upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue a new depositary receipt(s) for any depositary shares not converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

    We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

    In addition, the deposit agreement will automatically terminate if:

    - all outstanding depositary shares have been redeemed;

    - there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock; or

    - each share of the related preferred stock has been converted into our securities which are not represented by depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

    We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give such information, and on documents we believe in good faith to be genuine and signed by a proper party.

    In the event the preferred stock depositary receives conflicting claims, requests or instructions from holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received from us.

                            DESCRIPTION OF WARRANTS

    We may issue warrants to purchase debt securities ("debt warrants"), preferred stock ("preferred stock warrants"), depositary shares ("depositary shares warrants") or common stock ("common stock warrants," collectively with the debt warrants, the preferred stock warrants and the depositary shares warrants ("warrants")). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

DEBT WARRANTS

    We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

    - the title of the debt warrants;

    - the aggregate number of the debt warrants;

    - the price or prices at which the debt warrants will be issued;

    - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

    - the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

    - the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

    - the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

    - the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

    - the maximum or minimum number of the debt warrants which may be exercised at any time;

    - a discussion of the material United States Federal income tax considerations applicable to the exercise of the debt warrants; and

    - any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

    Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments principal, premium or interest on the securities purchasable upon the exercise.

OTHER WARRANTS

    We will describe in the applicable prospectus supplement the terms of the preferred stock warrants, depositary shares warrants and common stock warrants being offered, including the following:

    - the title of the warrants;

    - the securities for which the warrants are exercisable;

    - the price or prices at which the warrants will be issued;

    - the number of the warrants issued with each share of preferred stock, common stock or depositary share;

    - any provisions for adjustment of the number or amount of shares of preferred stock, common stock or depositary shares receivable upon exercise of the warrants or the exercise price of the warrants;

    - if applicable, the date on and after which the warrants and the related preferred stock, common stock or depositary shares will be separately transferable;

    - if applicable, a discussion of the material United States Federal income tax considerations applicable to the exercise of the warrants;

    - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

    - the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

    - the maximum or minimum number of the warrants which may be exercised at any time.

EXERCISE OF WARRANTS

    Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock, common stock or depositary shares being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

    Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, depositary shares or shares of preferred stock or common stock purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

                              PLAN OF DISTRIBUTION

    We may sell the securities:

    - directly to purchasers;

    - through agents;

    - through dealers;

    - through underwriters; or

    - through a combination of any of the foregoing methods of sale.

    We may distribute the securities from time to time in one or more transactions at:

    - a fixed price or prices, which may be changed;

    - market prices prevailing at the time of sale;

    - prices related to such prevailing market prices; or

    - negotiated prices.

    We may solicit directly offers to purchase the securities being offered pursuant to this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

    If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

    If we utilize an underwriter in the sale of the securities being offered pursuant to this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will set forth the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

    We will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

    If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchaser's obligations under the contracts will not be subject to any conditions except that:

    - the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

    - if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

    The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

    The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

                                 LEGAL MATTERS

    Latham & Watkins, Los Angeles, California, will pass upon the validity of the securities being offered pursuant to this prospectus.

                                    EXPERTS

    The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee..............................................  $ 295,000
Fees and Expenses of the Trustee..................................     20,000
Printing and Engraving Expenses...................................    200,000
Legal Fees and Expenses...........................................    200,000
Accounting Fees and Expenses......................................     75,000
Miscellaneous.....................................................     20,000
                                                                    ---------
  Total...........................................................  $ 810,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 11.2 of the Amended and Restated Certificate of the Company and Section 6.1 of the Amended and Restated Bylaws of the Company provide that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Section 11.1 of the Amended and Restated Certificate of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

    The registrant carries policies of insurance which cover the individual directors and officers of the registrant for legal liability and which would pay on behalf of the registrant for expenses of indemnification of directors and officers.

ITEM 16. EXHIBITS

    (a) EXHIBITS

    A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(1) and (a)(l)(2) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment a4ny of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on January 15, 1999.

                                PARK PLACE ENTERTAINMENT CORPORATION

                                By:             /s/ CLIVE S. CUMMIS
                                     -----------------------------------------
                                               Name: Clive S. Cummis
                                       Title:EXECUTIVE VICE PRESIDENT--LAW &
                                             CORPORATE AFFAIRS AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arthur M. Goldberg, Clive S. Cummis and Scott A. LaPorta, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------


       /s/ LYLE BERMAN
------------------------------  Director                     January 15, 1999
         Lyle Berman

  /s/ STEPHEN F. BOLLENBACH
------------------------------  Chairman of the Board and    January 15, 1999
    Stephen F. Bollenbach         Director

     /s/ A. STEVEN CROWN
------------------------------  Director                     January 15, 1999
       A. Steven Crown

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, Executive Vice
     /s/ CLIVE S. CUMMIS          President--Law &
------------------------------    Corporate Affairs and      January 15, 1999
       Clive S. Cummis            Secretary

                                Director, President and
    /s/ ARTHUR M. GOLDBERG        Chief Executive Officer
------------------------------    (Principal Executive       January 15, 1999
      Arthur M. Goldberg          Officer)

      /s/ BARRON HILTON
------------------------------  Director                     January 15, 1999
        Barron Hilton

      /s/ ERIC M. HILTON
------------------------------  Director                     January 15, 1999
        Eric M. Hilton

                                Executive Vice President
     /s/ SCOTT A. LAPORTA         and Chief Financial
------------------------------    Officer (Principal         January 15, 1999
       Scott A. LaPorta           Financial and Accounting
                                  Officer)

   /s/ J. KENNETH LOOLOIAN
------------------------------  Director                     January 15, 1999
     J. Kenneth Looloian

     /s/ ROCCO J. MARANO
------------------------------  Director                     January 15, 1999
       Rocco J. Marano

     /s/ GILBERT SHELTON
------------------------------  Director                     January 15, 1999
       Gilbert Shelton

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
        *1   Underwriting Agreement.
       4.1   Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to
               Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-69507)).
       4.2   Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the
               Registrant's Registration Statement on Form S-8 (File No. 333-69507)).
       4.3   Form of Indenture
       4.4   Form of Debt Security (Included in Exhibit 4.3).
      *4.5   Form of Warrant.
      *4.6   Form of Warrant Agreement.
         5   Opinion of Latham & Watkins.
        12   Statement regarding Computation of Ratios.
      23.1   Consent of Latham & Watkins (included in Exhibit 5).
      23.2   Consent of Arthur Andersen LLP.
        24   Powers of Attorney (contained on Page II-3).
      **25   Statement of Eligibility of Trustee on Form T-1.

------------------------

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**  To be filed pursuant to Section 305(b)(2) of the TIA.